UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 24, 2018

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On May 24, 2018, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (“PRI” and, collectively with PREIT and PREIT Associates, the “Borrower”) entered into an Amended and Restated Credit Agreement (the “2018 Credit Agreement”) with Wells Fargo Bank, National Association, U.S. Bank National Association, Citizens Bank, N.A., and the other financial institutions signatory thereto, for an aggregate $700.0 million senior unsecured facility consisting of (i) a $400 million senior unsecured revolving credit facility (the “2018 Revolving Facility”), which replaced the Borrower’s previously existing $400 million credit agreement (the “2013 Revolving Facility”), and (ii) a $300 million term loan facility (the “2018 Term Loan Facility”), which was used to pay off a previously existing $150 million five year term loan, and a second $150 million five year term loan (collectively, the “5-Year Term Loans”). The maturity date of the 2018 Revolving Facility is May 23, 2022, subject to two six-month extensions at the Borrower’s election, and the maturity date of the 2018 Term Loan Facility is May 23, 2023.

Amounts borrowed under the 2018 Credit Agreement, either under the 2018 Revolving Facility or the 2018 Term Loan Facility, which may be either LIBOR Loans or Base Rate Loans, bear interest at the rate specified below per annum, depending on PREIT’s leverage, unless and until the Borrower receives an investment grade credit rating and provides notice to the Administrative Agent (the “Rating Date”), after which alternative rates would apply, as described below. In determining PREIT’s leverage (the ratio of Total Liabilities to Gross Asset Value), the capitalization rate used to calculate Gross Asset Value is 6.50% for each Property having an average sales per square foot of more than $500 for the most recent period of 12 consecutive months and (b) 7.50% for any other Property.

Level	Ratio of Total Liabilities to Gross Asset Value	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 0.450 to 1.00	1.20%	0.20%	1.35%	0.35%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.25%	0.25%	1.45%	0.45%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.30%	0.30%	1.60%	0.60%
4	Equal to or greater than 0.550	1.55%	0.55%	1.90%	0.90%

The initial rate in effect under the 2018 Term Loan Facility will be 1.60% per annum in excess of LIBOR.

If PREIT receives an investment grade credit rating and so notifies the lenders under the 2018 Credit Agreement, then the Applicable Margin will be determined based on PREIT’s credit rating(s) as follows:

Level	Credit Rating (S&P/Fitch/Moody’s)	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	BBB+/Baa1 or better	0.925%	0.000%	0.975%	0.000%
2	BBB/Baa2	1.000%	0.000%	1.100%	0.100%
3	BBB-/Baa3	1.200%	0.200%	1.350%	0.350%
4	Lower than BBB-/Baa3 or not rated	1.550%	0.550%	1.800%	0.800%

If PREIT receives credit ratings from more than one specified credit rating agency and such ratings are not equivalent, then the level will be determined as set forth under the 2018 Credit Agreement based on the total number of credit ratings that PREIT has received, which rating agency issued the rating and the levels of such ratings.

Prior to the Rating Date, PREIT and the subsidiaries of PREIT that either (1) account for more than 2.5% of adjusted Gross Asset Value (other than an Excluded Subsidiary), (2) own or lease an Unencumbered Property, or (3) own, directly or indirectly, a subsidiary described in (2), will serve as guarantors for funds borrowed under the 2018 Credit Agreement. After the Rating Date, if any, PREIT may request that a subsidiary guarantor be released, unless such guarantor becomes obligated in respect of the debt of the Borrower or another subsidiary or owns Unencumbered Property or incurs recourse debt.

The 2018 Credit Agreement contains certain affirmative and negative covenants, including, without limitation, requirements that PREIT maintain, on a consolidated basis: (1) Minimum Tangible Net Worth of $1,474,127,554, plus 75% of the Net Proceeds of all Equity Issuances effected at any time after March 31, 2018; (2) maximum ratio of Total Liabilities to Gross Asset Value of 0.60:1, provided that it will not be a Default if the ratio exceeds 0.60:1 but does not exceed 0.625:1 for more than two consecutive quarters on more than two occasions during the term; (3) minimum ratio of Adjusted EBITDA to Fixed Charges of 1.50:1; (4) minimum Unencumbered Debt Yield of (a) 11.0% through and including June 30, 2020, (b) 11.25% any time after June 30, 2020 through and including June 30, 2021, and (c) 11.50% anything thereafter; (5) minimum Unencumbered NOI to Unsecured Interest Expense of 1.75:1; (6) maximum ratio of Secured Indebtedness to Gross Asset Value of 0.60:1; (7) maximum Investments in unimproved real estate and predevelopment costs not in excess of 5.0% of Gross Asset Value; and (8) Distributions may not exceed (A) with respect to our preferred shares, the amounts required by the terms of the preferred shares, and (B) with respect to our common shares, the greater of (i) 95.0% of Funds From Operations (FFO) and (ii) 110% of REIT taxable income for a fiscal year. The covenants and restrictions in the 2018 Credit Agreement limit PREIT’s ability to incur additional indebtedness, grant liens on assets and enter into negative pledge agreements, merge, consolidate or sell all or substantially all of its assets and enter into transactions with affiliates. The 2018 Credit Agreement and that certain 7-Year Term Loan Agreement by and among Borrower, Wells Fargo Bank, National Association, Capital One, National Association, and the other financial institutions signatory thereto, dated as of January 8, 2014 are subject to customary events of default and are cross-defaulted with one another.

The 2018 Credit Amendment also contains an additional covenant that prior to the Rating Date, if any, PREIT may not permit the amount of the Gross Asset Value attributable to assets directly owned by PREIT, PREIT Associates, PRI and the guarantors to be less than 95% of Gross Asset Value excluding assets owned by Excluded Subsidiaries or Unconsolidated Affiliates.

The Borrower may prepay the amounts due under the 2018 Credit Agreement at any time without premium or penalty, subject to reimbursement obligations for the lenders’ breakage costs for LIBOR borrowings.

Upon the expiration of any applicable cure period following an event of default (except with respect to bankruptcy as described in the next sentence), the lenders may declare all of the obligations in connection with the 2018 Credit Agreement immediately due and payable. Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of PREIT, PALP, PRI, any material subsidiary, any subsidiary that owns or leases an Unencumbered Property or certain other subsidiaries, all outstanding amounts would automatically become immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

On May 24, 2018, the Borrower borrowed the entire $300.0 million available under the 2018 Term Loan Facility and used the proceeds to repay the outstanding balance under the Borrower’s 5-Year Term Loans.

As of May 24, 2018, no amounts were borrowed under the 2018 Revolving Facility (with $14.8 million pledged as collateral for letters of credit).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 29, 2018	By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, Secretary and General Counsel